UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2010
Date of Report (Date of earliest event reported)

CALECO PHARMA CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

103 East Holly Street, #410
National Bank Building,
Bellingham, WA		98225
(Address of principal executive offices)		(Zip Code)

(360) 306-1133
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Lab Facilities and Service Agreement dated February 18, 2010

On February 18, 2010, Caleco Pharma Corp. (the "Company") entered into a lab facilities and service agreement (the “Lab Facilities and Service Agreement”) with Natac Biotech S.L. (“Natac”), a Spanish biotechnology corporation, whereby the Company will have access to Natac’s laboratory facility and procure certain laboratory services from Natac in consideration of the following:

(a)	20,000 Euros (which amount has been paid on February 10, 2010);

(b)	issuance of a promissory note in the amount of 130,000 Euros payable on or before March 19, 2010 (which promissory note has been issued on February 10, 2010);

(c)	100,000 Euros on or before March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010; and

(d)	125,000 Euros on or before:
(i) March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011; and
(ii) March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012.

The closing of the Lab Facilities and Service Agreement is expected to occur on or before March 19, 2010 and is subject to a number of customary conditions, including:

(a)	the closing of a research and licensing agreement whereby the Company will acquire an exclusive license to certain probiotic strains for the countries located in North and South America; and

(b)	the closing of an exclusive licensing agreement whereby the Company will acquire an exclusive license to certain health related products for the countries located in North and South America.

Upon closing, the term of the Lab Facilities and Service Agreement will be until March 31, 2012 and either party may terminate the Lab Facilities and Service Agreement if there is a material breach of the Lab Facilities and Service Agreement by the other party.

The above summary is qualified in its entirety by reference to the full text of the Lab Facilities and Service Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

Foreign Private Placement

On February 18, 2010, the Company completed the final tranche of its $1.6 million foreign private placement by issuing 365,000 shares at a price of $0.10 per share for total proceeds of $36,500. The issuances were completed pursuant to the provisions of Regulation S of the Securities Act of 1933 (the “Act”). The Company did not engage in a distribution of this offering in the United States. Each of the subscribers represented that they were not “US persons” as defined in Regulation S of the Act and that they were not acquiring the shares for the account or benefit of a US person.

Following completion of the final tranche, the Company has issued a total of 15,999,674 shares of its comment stock for cash proceeds of $1,088,244 and to settle outstanding indebtedness of $511,724.

US Private Placement

On February 18, 2010, the Company also completed the final tranche of its U.S. private placement by issuing 140,000 shares at a price of $0.10 per share for cash proceeds of $14,000. The issuances were completed pursuant to the provisions of Rule 506 of Regulation D of the Act. Each subscriber represented that they were an accredited investor as defined under Regulation D.

Following completion of the final tranche, the Company has issued a total of 1,700,000 shares of its common stock for cash proceeds of $114,000 and to set outstanding indebtedness of $56,000. This represents an over-allotment of 50,000 shares from the number of shares approved by the Company's directors for the U.S. private placement offering. To account for the over-allotment, the Company's directors approved an increase to the number of shares being offering under the U.S. private placement to 1,700,000 shares.

SECTION 7 – REGULATION FD

ITEM 7.01        REGULATION FD DISCLOSURE.

News Release dated February 16, 2010 – Corporate Update

Attached as Exhibit 99.1 to this report, and incorporated by reference herein, is a news release issued by the Company on February 16 2010. The news release provides a corporate update of the Company’s business activities.

News Release dated February 18, 2010 – Entry into Lab Facilities and Services Agreement

Attached as Exhibit 99.2 to this report, and incorporated by reference herein, is a news release issued by the Company on February 18, 2010. The news release announced the entry into the Lab Facilities and Services Agreement.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description of Exhibit
10.1	Lab Facilities and Service Agreement dated for reference February 18, 2010 between the Company and Natac Biotech S.L.

99.1	News Release dated February 16, 2010.

99.2	News Release dated February 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALECO PHARMA CORP.

Date: February 22, 2010
	By:	/s/ John Boschert
JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer